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                                                                     EXHIBIT 5.1

                                    June 6, 1996

Silicon Valley Group, Inc.
2240 Ringwood Avenue
San Jose, CA  95131

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined (i) the Registration Statement on Form S-8 to be filed by Silicon Valley Group, Inc. (the "Company" or "you") with the Securities and Exchange Commission on or about June 6, 1996 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,000,000 shares of your Common Stock (the "Shares") under the Company's 1996 Employee Stock Purchase Plan (the "Plan") and (ii) the Prospectus dated June 6, 1996 that relates to the Plan and to such Registration Statement pursuant to Rule 428(a)(i) under the Act. As your legal counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plan.

         It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plan, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully-paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                     Very truly yours,

                                     WILSON SONSINI GOODRICH & ROSATI
                                     Professional Corporation

                                     /s/ Wilson, Sonsini, Goodrich & Rosati